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                                                                   EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our report, dated January 22, 1998 (except with respect to the matter discussed in Note 17, as to which the date is February 26, 1998) included in Halliburton Company's Form 10-K for the year ended December 31, 1997 and to all references to our firm included in this registration statement.

                                                /s/ Arthur Andersen LLP
                                              ARTHUR ANDERSEN LLP

September 25, 1998
Dallas, Texas